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Transgenomic, Inc.

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TRANSGENOMIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2007

The Annual Meeting of Stockholders of Transgenomic, Inc. (the “Company”) will be held at the offices of Kutak Rock LLP, 222 South 15th Street, 14th Floor, Omaha, Nebraska, on Wednesday, May 23, 2007 at 9:30 a.m. Central Daylight Time, for the following purposes:

(1)	To elect two Class I directors and one Class III director.

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Please read the enclosed Proxy Statement for important information about the Annual Meeting.

Only stockholders of record at the close of business on March 26, 2007 are entitled to notice of, and to vote at, the Annual Meeting.

Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the Annual Meeting in person you may withdraw your proxy and vote in person.

By Order of the Board of Directors

Debra A. Schneider, Chief Financial Officer, Vice President, Secretary and Treasurer

Omaha, Nebraska

May 2, 2007

IMPORTANT: IT IS IMPORTANT THAT WE RECEIVE YOUR PROXY TO ENSURE A QUORUM AT THE ANNUAL MEETING. BY PROMPTLY RETURNING YOUR PROXY CARD TO US, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

Transgenomic, Inc.

12325 Emmet Street

Omaha, Nebraska 68164

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

of

TRANSGENOMIC, INC.

We are sending this Proxy Statement to you in connection with our request for your proxy to use at the Annual Meeting of Stockholders of Transgenomic, Inc. (the “Company”) to be held on May 23, 2007. Only those owners of our common stock of record at the close of business on March 26, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. This Proxy Statement, along with the Notice of the Annual Meeting, the Annual Report to Stockholders and a proxy card are being first mailed to stockholders on or about May 2, 2007.

Your proxy is being solicited by the Board of Directors of the Company and will give them or the Chief Executive Officer the power to vote on your behalf at the Annual Meeting. All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors or the Chief Executive Officer in accordance with the directions given by those proxies. Where no instructions are indicated, the Board of Directors or the Chief Executive Officer will vote “FOR” each of the proposals that will be considered at the Annual Meeting. In addition, the Board of Directors believes outstanding shares owned by current executive officers and directors of the Company will be voted “FOR” each such proposal. Shares owned by these persons represent less than 1% of the total shares outstanding as of the Record Date.

You may revoke your proxy at any time before it is exercised by the Board of Directors or the Chief Executive Officer at the Annual Meeting. If you decide to do this, you will need to give the Secretary of the Company written notice that you want to revoke the proxy or you can submit a new proxy to the Secretary. In addition, if you attend the Annual Meeting in person, you may withdraw your proxy and vote in person. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Annual Meeting for purposes of establishing a quorum. This includes shares for which votes are withheld, abstentions are cast or there are broker nonvotes. The holders of at least a majority of our common stock issued and outstanding on the Record Date must be present at the Annual Meeting, either in person or by proxy, in order for there to be a quorum.

Voting Securities and Beneficial Ownership by Principal Stockholders and Our Directors and Officers

On the Record Date there were 49,189,672 issued and outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

This table shows the beneficial ownership of our common stock by our directors and all nominees for director, by those of our executive officers who are named in the Summary Compensation Table, by all of our current executive officers and directors as a group, and by each person we believe beneficially owns more than 5% of our outstanding common stock as of March 26, 2007, the record date established for our Annual Meeting of Stockholders. Each stockholder named in this table has sole voting and investment power over the shares he or she beneficially owns and all such shares are owned directly by the stockholder unless otherwise indicated. Stock ownership information of persons other than our current executive officers and directors is based on available information including, but not limited to, Schedules 13D, 13F or 13G filed with the Securities and Exchange Commission (the “SEC”) or information supplied by these persons.

Name	Number of Shares Beneficially Owned		Percent of Class

Directors and Executive Officers
Craig J. Tuttle, President and Chief Executive Officer, Director	0	(1)	*
Debra A. Schneider, Chief Financial Officer, Vice President, Secretary and Treasurer	0	(2)	*
Gregory J. Duman, Director	245,400	(3)	*
Jeffrey L. Sklar, M.D., Ph.D., Director	43,000	(4)	*
Gregory T. Sloma, Director	15,000	(5)	*
Rodney S. Markin, M.D., Ph.D., Director	0		*
Frank R. Witney, Ph.D., Director	0		*
Collin J. D’Silva, former Chief Executive Officer(6)	4,906,154	(7)	9.9%
Michael A. Summers, former Chief Financial Officer(8)	250,000	(9)	*
All directors and executive officers as a group (9 persons)	5,459,554	(10)	10.9%

Other Shareholders
LeRoy C. Kopp	8,638,440	(11)	17.6%
LB I Group Inc.	4,994,849	(12)	9.9%
David M. Knott and Dorset Management Corporation	4,969,698	(13)	9.9%
Steven R. Becker	4,899,206	(14)	9.9%
Michael A. Roth and Brian J. Stark	4,337,157	(15)	8.6%

*	Represents less than 1% of the outstanding common stock of the Company.

(1)	Mr. Tuttle holds unvested options to purchase 200,000 shares at $0.69 per share and 200,000 shares at $0.75 per share.

(2)	Ms. Schneider holds unvested options to purchase 100,000 shares at $0.42 per share.

(3)

Consists of 25,400 shares owned by Mr. Duman and vested options to purchase 15,000 shares at $10.00 per share, 200,000 shares at $6.00 per share and 5,000 shares at $2.57 per share. Mr. Duman also holds unvested options to purchase an additional 5,000 shares at $1.03 per share and 5,000 shares at $0.69 per share.

(4)

Consists of vested options to purchase 15,000 shares at $5.00 per share, 9,000 shares at $13.00 per share, 3,000 shares at $6.38 per share, 6,000 shares at $6.16 per share, 5,000 shares at $2.57 per share and 5,000 shares at $1.09 per share. Dr. Sklar also holds unvested options to purchase an additional 5,000 shares at $0.69 per share.

(5)

Consists of vested options to purchase 15,000 shares at $2.57 per share. Mr. Sloma also holds unvested options to purchase an additional 5,000 shares at $1.03 per share and 5,000 shares at $0.69 per share.

(6)	Mr. D’Silva resigned his position as President and Chief Executive Officer on April 3, 2006.

(7)

Consists of 2,771,538 shares owned by Mr. D’Silva, 1,400,000 shares owned by the Arthur P. D’Silva Trust, of which Collin J. D’Silva is the sole trustee, 484,616 shares owned by D’Silva, LLC, of which Mr. D’Silva is the managing member, and vested options to purchase 250,000 shares at $1.03 per share. These options will expire if not exercised before July 1, 2007.

(8)	Mr. Summers resigned as Chief Financial Officer of the Company effective September 20, 2006.

(9)	Consists of vested options to purchase 100,000 shares at $1.09 per share and 150,000 shares at $1.03 per share.

(10)	Includes vested options to acquire 778,000 shares of common stock.

(11)

Consists of 1,113,000 shares owned directly by Mr. Kopp, 916,000 shares held in individual retirement accounts established for Mr. Kopp and his spouse; 330,000 shares held in the Kopp Family Foundation of which he is a director; 1,125,000 shares owned by Kopp Holding Company, of which he is the Chief Executive Officer; and 5,154,440 shares held in discretionary client accounts managed by Kopp Investment Advisors, LLC of which he is the Chief Executive Officer. The business address of each of these beneficial owners is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

(12)

Consists of 3,731,496 shares of common stock and warrants to purchase 1,263,353 shares at $1.20 per share. LB I Group, Inc. holds additional warrants to purchase 320,805 shares at $1.20 per share that are not included in the beneficial ownership table because such warrants are subject to an exercise cap which precludes LB I Group, Inc. from exercising such warrants to the extent that LB I Group, Inc. is a wholly-owned subsidiary of Lehman Brothers, Inc. which, in turn, is a wholly-owned subsidiary of Lehman Brothers Holdings, Inc. All three companies are considered beneficial owners of these shares. The address of each of these beneficial owners is 745 Seventh Avenue, New York, New York 10019.

(13)

Consists of 3,960,396 shares of common stock and warrants to purchase 1,009,302 shares at $1.20 per share. Additional warrants to purchase 574,856 at $1.20 per share are not included in the beneficial ownership table because such warrants are subject to an exercise cap which precludes the holders thereof from exercising such warrants to the extent that such owners would beneficially own in excess of 9.9% of the Company’s common stock. Shares and warrants are held by Knott Partners, L.P., Matterhorn Offshore Fund, Ltd., Common Fund Hedged Equity Company, Shoshone Partners, L.P., Anno, L.P., and Good Steward Trading Company, none of which individually beneficially owns shares representing 5% or more of our outstanding common stock. Mr. Knott and Dorset Management Corporation, for which Mr. Knott serves as President, have sole or shared voting and dispositive power over these shares and warrants. The address of each of these beneficial owners is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791.

(14)

Shares are held for the accounts of SRB Greenway Capital, L.P. (“SRBGC”), SRB Greenway Capital (Q.P.), L.P. (“SRBQP”), and SRB Greenway Offshore Operating Fund, L.P. (“SRB Offshore”). Mr. Becker is the sole principal of BC Advisors, LLC, which is the general partner of SRB Management, L.P. which, in turn, is the general partner of each of SRBGC, SRBQP, and SRB Offshore. The address of each of these beneficial owners is 300 Crescent Court, Suite 1111, Dallas, Texas 75201.

(15)

Consists of 3,248,048 shares of common stock and warrants to purchase 1,089,109 shares at $1.20 per share. These warrants are subject to an exercise cap which precludes the holder thereof from exercising such warrants to the extent that such owner would beneficially own in excess of 4.9% and 9.9% of the Company’s common stock. Shares and warrants are held by SF Capital Partners, Ltd. As managing members of Stark Offshore Management LLC, Messrs. Roth and Stark have sole or share voting and dispositive power over these shares and warrants. The address of each of these beneficial owners is 3600 South Lake Drive, St. Francis, Wisconsin 53235.

PROPOSAL TO ELECT CLASS I AND CLASS III DIRECTORS

Board of Directors and Committees

Our entire Board of Directors consists of seven positions of which six are currently occupied. The Board of Directors is divided into three classes with directors in each class serving for a term of three years. The terms of office of the current Class I, Class II and Class III directors (other than Rodney S. Markin) will expire in 2007, 2008 and 2009, respectively. Although Dr. Markin was appointed as a Class III director and, as such, would normally serve for a term expiring in 2009, the Board is submitting him for re-election at the 2007 Annual Meeting since he is a new appointment to the Board.

The Board of Directors has nominated Craig J. Tuttle and Frank R. Witney as Class I directors to serve three-year terms expiring in 2010. In addition, the Board of Directors has nominated Rodney S. Markin as a Class III director to serve a two-year term expiring in 2009. The Board of Directors knows of no reason why Mr. Tuttle, Dr. Witney or Dr. Markin might be unavailable to serve. There are no arrangements or understandings between Mr. Tuttle, Dr. Witney or Dr. Markin and any other person pursuant to which they were selected as nominees. Mr. Tuttle, Dr. Witney and Dr. Markin are current members of the Board of Directors and each has expressed an intention to continue to serve on the Board of Directors if they are elected.

The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. This means that votes withheld and broker nonvotes with respect to the election of directors will have no effect on the election of directors. If Mr. Tuttle, Dr. Witney or Dr. Markin is unable to serve as a director, the Board of Directors may nominate a substitute nominee. In that case, the Board of Directors will vote all valid proxies that voted in favor of Mr. Tuttle, Dr. Witney or Dr. Markin, as the case may be, for the election of the substitute nominee.

The Board of Directors recommends that the stockholders vote “FOR” the election of Mr. Tuttle and Dr. Witney as Class I Directors and Dr. Markin as a Class III Director.

The following table sets forth information about our directors, including the nominees who are to be voted on at the Annual Meeting. The Board of Directors has determined that Messrs. Witney, Markin, Duman, Sloma and Sklar are independent directors of the Company under the listing standards adopted by the Securities and Exchange Commission. All directors have held the positions with the companies (or their predecessors) set forth under “Principal Occupation” for at least five years, unless otherwise indicated.

Name	Age	Principal Occupation	Director Since	Term To Expire

		NOMINEES

Rodney S. Markin, M.D., Ph.D. .	50	President and CEO of University of Nebraska Medical Center Physicians(1)	2007	2007

Craig J. Tuttle . . . . . . . . . . . . . . .	55	President & Chief Executive Officer of Transgenomic, Inc.(2)	2007	2007

Frank R. Witney, Ph.D . . . . . . .	53	President & Chief Executive Officer of Panomics, Inc.(3)	2007	2007

		DIRECTORS CONTINUING IN OFFICE

Gregory T. Sloma . . . . . . . . . . . .	55	Interim Chairman of the Board, Transgenomic, Inc. President of G.O., Inc.(4)	2004	2008

Jeffrey L. Sklar, M.D., Ph.D. . . .	59	Professor of Pathology, Yale University School of Medicine(5)	1997	2008

Gregory J. Duman . . . . . . . . . . .	51	President of Prism Technologies LLC(6)	2000	2009

(1)	Dr. Markin is also Professor of Pathology and Microbiology and Surgery, Senior Associate Dean for Clinical Affairs, College of Medicine at the University of Nebraska Medical Center.

(2)	From 2004 to 2005, Mr. Tuttle was President and Chief Operating Officer of Duke Scientific. From 1999 to 2003, Mr. Tuttle served as President and Chief Executive Officer of Applied Biotech, Inc.

(3)	From 2001 to 2002, Dr. Witney was President of Drug Discovery Tools. From 2000 to 2001, Dr. Witney served as President and Chief Executive Officer of Packard BioScience.

(4)

Mr. Sloma is also a director of Naturally Iowa, LLC. From 2004 to 2006, Mr. Sloma was Executive Vice President and Chief Financial Officer of SpeedNet Services, Inc. From 1996 to 2003, Mr. Sloma served in several capacities including President, Chief Operating Officer, Chief Executive Officer, and Vice Chairman and Director of Mergers & Acquisitions for DTN Corporation.

(5)	From 1989 to 2003, Dr. Sklar was Professor of Pathology, Harvard Medical School.

(6)

From 2001 to 2003, Mr. Duman was Executive Vice President and Chief Financial Officer of the Company. From 2000 to 2001, Mr. Duman was Chief Financial Officer of Artios, Inc. From 1983 to 2000, Mr. Duman served in several capacities including Controller, Chief Financial Officer and Executive Vice President of Transaction Systems Architects, Inc.

Information regarding our other executive officers is found in our Form 10-K that is part of the Annual Report to Stockholders that accompanies this Proxy Statement. The Board of Directors has adopted a code of ethical conduct that applies to our principal executive officers and senior financial officers as required by Section 406 of the Sarbanes Oxley Act of 2002. This code of ethical conduct is embodied within our Business Ethics Policy, which applies to all persons associated with the Company, including our directors, officers, and employees. The Business Ethics Policy is available on our website at www.transgenomic.com.

The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 2006, the Board of Directors held eleven meetings and acted by written consent in lieu of a meeting one time. Other than Dr. Sklar and Parag Saxena (who is no longer a director), all directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 2006. Dr. Sklar attended six meetings of the Board of Directors and two Compensation Committee meetings. Mr. Saxena attended eight meetings of the Board of Directors, four Audit Committee meetings and two Compensation Committee meetings.

The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. We do not have a standing nominating committee. The Board determined that due to the relatively small size of the Board, and due to the policy on director nominations, which is described below, it was not necessary to form a separate committee to evaluate director nominations. Under the director nomination policy, director candidates are identified primarily through suggestions made by directors, management and stockholders of the Company. We have implemented no material changes to the procedures by which stockholders may recommend nominees for the Board of Directors. The Board of Directors will consider director nominees recommended by stockholders that are submitted in writing to the Secretary or Chief Executive Officer of the Company in a timely manner and which provide necessary biographical and business experience information regarding the nominee. All candidates for director will be evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, ability to represent and act on behalf of all stockholders, and the needs of the Board. In general, the Board expects to nominate incumbent directors who express an interest in continuing to serve on the Board. The independent directors of the Company review and consider all candidates to serve as a director of the Company who are properly suggested by directors, management and stockholders of the Company, and the Board of Directors selects its nominees to serve as a director of the Company from among those candidates who are recommended to the Board of Directors by a majority of the independent directors of the Company.

Audit Committee.    The Audit Committee’s primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our external auditors, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, and reviewing fees charged by our independent auditors. Our independent auditors report directly and are accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent auditors and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent auditors. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent auditors. The rendering of any auditing services and all non-auditing services by the independent auditors is subject to the approval in advance of the Audit Committee. The Audit Committee operates under a written charter which is available on our website at www.transgenomic.com. The Audit Committee is required to be composed of directors who are independent of the Company under the rules of the Securities and Exchange Commission. The current members of the Audit Committee are directors Duman, Markin, and Sloma. The Board of Directors has determined that Mr. Sloma qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit Committee met five times during 2006.

Compensation Committee.    The Compensation Committee reviews and approves our compensation policy, changes in salary levels and bonus payments to our executive officers and other management and determines the timing and terms of awards made pursuant to our stock option plan. The Compensation Committee currently consists of directors Sklar, Duman, and Markin, each of whom has been determined by the Board of Directors to be independent under the rules of the Securities and Exchange Commission. The Compensation Committee met three times during 2006 and took action by unanimous written consent one time.

Section 16(a) Beneficial Ownership Reporting Compliance.    Item 405 of Regulation S-K requires disclosure of any known late filing or failure by an insider to file a report required by Section 16 of the Securities Exchange Act of 1934. We believe all Section 16 reports were filed in a timely manner during 2006.

DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding the compensation paid by us to our Board of Directors for services rendered during the year ended December 31, 2006. No 2006 compensation is reported for Craig Tuttle, Rodney Markin or Frank Witney since they each joined the Board in 2007. Craig Tuttle is also an executive officer of the Company and is not separately compensated for services as a director. Roland Santoni and Parag Saxena each resigned from the Board during the first quarter of 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Gregory T. Sloma . . . . . . . . . . . .	31,000	466	31,466
Gregory J. Duman . . . . . . . . . . . .	22,500	466	22,966
Roland J. Santoni . . . . . . . . . . . . .	29,875	466	30,341
Jeffrey L. Sklar, M.D., Ph.D. . . . .	23,000	244	23,244
Parag Saxena	—	244	244

(1)

Represents the compensation expense recognized by the Company in fiscal 2006 relating to stock options awards under the requirements of Statement of Financial Accounting Standards No. 123(R). For valuation assumptions used for the FAS 123(R) fair value of the awards, refer to our Form 10-K for the fiscal year ended December 31, 2006, Part II, Item 8, Section B – Summary of Significant Accounting Policies, “Stock Based Compensation”.

Directors who are also our officers or affiliates are not separately compensated for serving on the Board of Directors other than reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. Independent directors are paid an annual retainer of $20,000 and they receive reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. Independent directors serving on any committee of the Board of Directors are paid an additional annual retainer of $2,500 unless they are also a chairman of a committee. The Chairman of the Audit Committee receives an additional annual retainer of $8,000 and the chairman of any other committee receives an additional annual retainer of $4,000. In addition, any independent director who attends more than four meetings, which includes committee meetings, per quarter receives a $500 per meeting fee for each meeting attended over the four.

Our non-employee and non-affiliated directors are issued options to purchase 15,000 shares of common stock under our stock option plan upon initial appointment to the Board. These options are typically granted at the next scheduled Compensation Committee meeting. For options granted prior to March 28, 2003, such options vest at the rate of 20% per year of service on the Board. Additional grants were made from time to time so that each non-employee director would hold 15,000 unvested options at any time. Effective March 28, 2003, the options granted to a non-employee and non-affiliated director upon initial appointment to the Board vest at the rate of 33 1/3% per year of service on the Board. Additional grants of options to purchase 5,000 shares of common stock will be made on a date reasonably close to each anniversary of such director’s appointment to the Board to be determined by the Compensation Committee in its sole discretion, with such options vesting on the third anniversary of the grant. All options granted to non-employee directors have exercise prices that represented or exceeded the fair market value of our stock on the grant date. Exercise prices on outstanding options granted to our non-employee directors range from $0.69 per share to $13.00 per share. On December 28, 2005, the Company’s directors approved a plan to accelerate the vesting of all outstanding stock options. Aside from the acceleration of the vesting date, the terms and conditions of the stock option award agreements governing the underlying stock option grants remained unchanged. All such options were out-of-the money, and accordingly, the accelerated vesting resulted in no compensation expense since there was no intrinsic value associated with these fixed awards at the date of modification. Accelerating the vesting of these options allowed the Company to avoid recognition of compensation expense associated with these options in future periods.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview.    The Compensation Committee endeavors to establish total compensation packages for the Company’s executive officers that both fairly reflect the value of their services to the Company and help the Company attract and retain high quality individuals in its key executive positions. The Compensation Committee also requires that a significant portion of each executive’s compensation be linked to the achievement of performance targets that are integral to the Company achieving the goals of its business strategies.

Decisions regarding executive compensation during 2006 were complicated by the fact that the Company’s senior management team completely changed during the course of the year. On April 3, 2006, Collin J. D’Silva resigned his position as President and Chief Executive Officer of the Company. Michael A. Summers, our then Chief Financial Officer, was appointed by the Board of Directors to also act as interim President and Chief Executive Officer until a permanent replacement for Mr. D’Silva could be appointed. Mr. Summers filled this role while continuing his normal duties as Chief Financial Officer until July 12, 2006, when Craig J. Tuttle assumed the role as our President and Chief Executive Officer. Mitchell L. Murphy resigned as Vice President on April 27, 2006. His responsibilities have been transferred to other employees and officers. Finally, on September 20, 2006, Michael Summers resigned as our Chief Financial Officer in order to take a position with another company. Mr. Summers continued to provide ongoing assistance to the Company in connection with the preparation of its third quarter 2006 financial statements and SEC reports and was an employee through November 14, 2006. On December 4, 2006, Debra A. Schneider assumed the role as our Chief Financial Officer. As of the end of 2006, Mr. Tuttle and Ms. Schneider were the only executive officers of the Company. However, Messrs. D’Silva and Summers are each treated as “named executive officers” for purposes of the Summary Compensation Table and, accordingly, decisions relating to their 2006 compensation are included in this discussion and analysis.

Components of Executive Officer Compensation.    Executive officer compensation contains three principal components: (i) a base salary, (ii) a cash bonus and (iii) grants of equity-based compensation under the Company’s 2006 Equity Incentive Plan. The following paragraphs describe each of these components of executive compensation.

Base Salary.    Each executive officer receives a base salary which is established in his or her employment agreement, but is subject to an annual increase for subsequent terms of their agreements as determined by the

Compensation Committee. In general, any increase in base salary levels is a function of increases in the cost of living and a review of peer group data for other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index used in the performance graph included in our annual report on Form 10-K. Base salaries are not established on the basis of any specific performance criteria.

The base salaries for Messrs. D’Silva and Summers were established by the terms of their employment agreements which provided for the potential for annual increases as determined by the Compensation Committee. For 2006, the Compensation Committee kept the base salary of Mr. D’Silva at the same level as it had been in 2005. Similarly, Mr. Summers’ base salary was not initially increased for 2006 over his 2005 base salary. However, in April 2006, the Committee increased Mr. Summers’ base salary from $200,000 to $250,000 per annum in order to reflect the additional responsibilities Mr. Summers assumed when he was appointed as interim President and Chief Executive Officer. This increase in his base salary remained in effect for 120 days after a permanent Chief Executive Officer was employed by the Company and, accordingly, was in effect through November 14, 2006.

The 2006 base salaries for both Mr. Tuttle and Ms. Schneider of $250,000 and $200,000, respectively, were established through arm’s length negotiations in connection with their hiring and are reflected in the terms of their respective employment agreements. In each case, the Compensation Committee determined that the base salary levels were consistent with those paid by peer companies to their senior executives, as well as with the salaries previously paid to Messrs. D’Silva and Summers with respect to the positions of Chief Executive Officer and Chief Financial Officer.

Annual Cash Bonus.    The employment agreements for each of our executive officers provides that they are eligible for cash bonuses up to a stated percentage of his or her base salary which will be based on their performance against goals and objectives determined by the Compensation Committee.

Given their departure from the Company during the year, no cash bonuses were paid to either Mr. D’Silva or Mr. Summers for 2006. Likewise, given that Ms. Schneider did not join the Company until the fourth quarter of the year, she was not eligible for a cash bonus for 2006 other than a $10,000 “signing bonus” that she was paid in January, 2007 as an additional incentive to accept the Company’s offer of employment.

With respect to Mr. Tuttle, his employment agreement provides that he is eligible for a bonus of up to 20% of his base salary, which was to be calculated on a pro rata basis for 2006. Accordingly, he was eligible for a maximum bonus of $25,000 for 2006. The Compensation Committee assigned $8,250 of this potential bonus to his remaining employed by the Company through the year. The remaining bonus payments were tied to the achievement of certain performance goals. The Compensation Committee noted that the Company needed to focus on reducing fixed costs associated with its various facilities and employee base in order to reach profitability. Accordingly, the first performance goal was the completion of an analysis of outsourcing or relocating production of the Company’s instruments, components and consumable products and reporting the results to the Board. A total potential bonus of $8,250 was assigned to the achievement of this goal. In addition, the Compensation Committee believed that the Company needed to work to enhance shareholder value by progressing its efforts to submit patent applications for the numerous cancer-linked mutations that had been identified by its Discovery Services Group and to complete its Surveyor CE kit and application development and bring this product to launch. The remaining $8,500 of Mr. Tuttle’s potential 2006 bonus was tied to achieving these goals. At its meeting in January 2007, the Compensation Committee reviewed Mr. Tuttle’s performance against the goals established for him for 2006 and determined that Mr. Tuttle had achieved each of the performance goals established for 2006. Accordingly, Mr. Tuttle was awarded a bonus of $25,000 for 2006.

Equity Incentive.    The Compensation Committee may also make awards to the Company’s executive officers of equity-based compensation under the Company’s 2006 Equity Incentive Plan (the “Plan”). Unlike the payment of cash bonuses, equity-based awards do not become exercisable (or remain subject to forfeiture) until they become vested. By vesting such awards over a period of years, these awards also provide a long-term incentive to our executive officers to remain with the Company. Equity-based awards also provide an incentive to the executive officers to maximize their efforts on behalf of the Company by providing them with a proprietary interest in the Company. Any grant of options to purchase common stock must be made with an exercise price no less than the closing sale price of the common stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. Finally, the use of equity-based compensation allows the Company to preserve cash thereby making it available to meet its general working capital needs.

The Compensation Committee did not make any equity-based awards to Mr. D’Silva or Mr. Summers during 2006. However, the Compensation Committee amended the terms of 250,000 stock options previously awarded to Mr. Summers so that the options would continue to be exercisable by Mr. Summers for the full ten-year period of such options rather than terminating 90 days after his employment with the Company ceased. The Compensation Committee agreed to this modification in light of Mr. Summers’ agreement to provide ongoing assistance to the Company in connection with the preparation of its third quarter 2006 financial statements and SEC reports after his resignation as Chief Financial Officer. Mr. Summers remained employed by the Company through November 14, 2006.

The terms of the employment agreements entered into by the Company with Mr. Tuttle and Ms. Schneider provide for the award of a specified number of stock options to them. In the case of Mr. Tuttle, he received an initial award of 200,000 options and is entitled to receive additional awards of 200,000 options in January 2007 and in July 2007. In the case of Ms. Schneider, she received an initial award of 100,000 options and is entitled to receive additional awards of 100,000 options in June 2007 and November 2007. The awards of these options were negotiated at arm’s-length with Mr. Tuttle and Ms. Schneider in connection with their hiring and neither Mr. Tuttle nor Ms. Schneider is required to meet any performance goals in order to receive these awards or for their options to vest. However, they must remain employees of the Company on the future award dates in order to receive the options then awarded. In all cases, the exercise price of these options is equal to the fair market value of the Company’s common stock on the applicable grant dates. All such options vest equally on the first three anniversaries of the respective grant dates and terminate ten years after their grant dates. There is a clause in both of these agreements that provides for vesting of unvested options upon the Company being acquired or merged into another entity.

Other Compensation.    Each of our executive officers is entitled to participate in the employee benefit plans which are made available to all of our employees on a non-discriminatory basis. These benefits consist of medical and dental health insurance and group life insurance for which the Company pays a portion of the premiums. The Company also makes matching contributions to the executive officers’ 401(k) accounts. In addition, Mr. Tuttle’s agreement provides for a leased vehicle for his use during the term of his agreement. The Company also is responsible for any income tax liability arising from this arrangement.

In addition, the Company provided certain additional payments to Mr. Tuttle to assist him in connection with the transfer from his home in Oregon to Nebraska, which included providing temporary housing in Omaha. The Company also paid the costs of commuting from Oregon on a weekly basis. In each case, the Company also paid any income tax liability arising from these payments. The Company further agreed to pay qualified moving expenses of up to $20,000 incurred by Mr. Tuttle. These payments were negotiated at arm’s-length with Mr. Tuttle in connection with his hiring. The Compensation Committee determined that the types and amount of these payments were a reasonable and necessary accommodation to Mr. Tuttle in order to allow him to take on the position as the Company’s President and Chief Executive Officer without unnecessary delay.

Severance Payments.    As described more fully in this Proxy Statement under “Employment Agreements”, we have entered into employment agreements with each of our executive officers. In addition to the compensation provisions described above, each employment agreement provides that an executive officer will be entitled to receive severance payments from the Company if his or her employment is terminated involuntarily except if such termination is based on “just cause”, as that term is defined in the employment agreement. The severance payment payable to both Mr. Tuttle and Ms. Schneider in such circumstances is equal to their base salary at the time of termination and will be paid to them over a twelve-month period. The employment agreements provide that the severance payment provisions will be honored if the Company is acquired by, or merged into, another company and their positions are eliminated as a result of such acquisition or merger. These severance payments are designed to provide the executive officers with an amount of cash sufficient to provide for living expenses and other needs which would normally be paid from his or her monthly base salary payments in situations where the executive officer’s employment was not terminated voluntarily. In addition, the payments are designed so as to not exceed the maximum amount which may be paid without imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code or resulting in a loss of the Company’s income tax deduction for any portion of these payments under Section 280G of the Internal Revenue Code if such payments are made after, or in contemplation of, a change of control transaction.

Chief Executive Officer Compensation.    The Compensation Committee uses the same factors in determining the compensation of Craig J. Tuttle, our President and Chief Executive Officer, as it does for all other executive officers. The terms of Mr. Tuttle’s compensation package for 2006 were largely established through negotiations with him in connection with his hiring and were determined to be reasonable by the Compensation Committee. These terms included the awards of stock options under the Plan which the Committee determined were appropriate to provide Mr. Tuttle with economic incentive to manage the Company to increase the long-term returns to stockholders and as an additional inducement to remain employed by the Company. The total number of shares represented by these stock options is less than 2% of all issued and outstanding shares of the Company’s common stock. The performance criteria established with respect to Mr. Tuttle’s 2006 cash bonus reflected the views of the Compensation Committee and management regarding the most immediate problems that needed to be addressed by the Company’s senior management and certain concrete steps that should be taken in order to address these concerns.

Compliance with Section 162(m) of the Internal Revenue Code.    The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company’s compensation payments to its executive officers. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Compensation Committee believes that the compensation policies that it has implemented for the Company’s executive officers preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company’s executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the annual and long-term compensation paid by us to our executive officers for services rendered during the three years ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)

Craig J. Tuttle(3) President and Chief Executive Officer	2006 2005 2004	117,964 — —	— — —	— — —	9,769 — —	25,000 — —	— — —	21,261 — —	173,994 — —

Debra A. Schneider(4) Chief Financial Officer	2006 2005 2004	15,972 — —	— — —	— — —	769 — —	— — —	— — —	— — —	16,741 — —

Collin J. D’Silva(5) Former President and Chief Executive Officer	2006 2005 2004	230,606 165,453 140,568	— — —	— — —	— — —	— 35,000 —	— — —	22,115 26,489 15,311	252,721 226,942 155,879

Michael A. Summers(6) Former Chief Financial Officer	2006 2005 2004	204,722 160,890 54,578	— — —	— — —	99,449 — —	— 25,000 —	— — —	13,571 19,509 1,135	317,742 205,399 55,713

(1)

Represents the compensation expense recognized by the Company in fiscal 2006 relating to stock options awards under the requirements of Statement of Financial Accounting Standards No. 123(R). For valuation assumptions used for the FAS 123(R) fair value of the awards, refer to our Form 10-K for the fiscal year ended December 31, 2006, Part II, Item 8, Section B – Summary of Significant Accounting Policies, “Stock Based Compensation”.

(2)

These amounts consist of accrued vacation to be taken in the future or paid in cash upon termination of employment, 401(k) Company matching contributions, reimbursed moving expenses and auto allowances, as applicable. Mr. Tuttle received reimbursement for moving expenses and an auto allowance as agreed to in his employment agreement. Mr. Summers was paid his accrued vacation in December 2006.

(3)	Mr. Tuttle joined the Company as President and Chief Executive Officer on July 12, 2006.

(4)	Ms. Schneider joined the Company as Chief Financial Officer on December 4, 2006.

(5)

Mr. D’Silva resigned his position as President and Chief Executive Officer on April 3, 2006. He continued to be employed by the Company throughout 2006, and his entire 2006 compensation is reflected in the table.

(6)

Mr. Summers joined the Company as Chief Financial Officer on July 31, 2004. Mr. Summers resigned from the Company effective September 20, 2006. Mr. Summers continued to be employed by the Company through November 14, 2006, and his entire 2006 compensation is reflected in the table.

Grants of Plan-Based Awards

The Compensation Committee may grant either qualified or non-qualified stock options to the officers and employees of the Company and non-qualified stock options to non-employee directors and advisors under our stock option plan. In addition, the Company has an annual non-equity incentive plan in place with both of the executive officers of the Company. The following table shows the options granted during 2006 to those executive officers of the Company and also shows the detail around the executive officers who have equity incentive plan awards and whose compensation is reported in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning each grant of a plan-based award made to the executive officers whose compensation is reported in the Summary Compensation Table during 2006.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Approval Date	Threshold ($)	Target ($)		Maximum ($)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Craig J. Tuttle	—	6/19/2006	0	25,000	(1)	25,000	—	—	—
Craig J. Tuttle	9/1/2006	9/1/2006	—	—		—	—	200,000	0.69
Debra A. Schneider	12/4/2006	11/13/2006	—	—		—	—	100,000	0.42

(1)	Annual Incentive Plan to be paid annually based on successful completion of specific criteria established each year by the Compensation Committee

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding option awards held by the executive officers of the Company whose compensation is reported in the Summary Compensation Table.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable

Craig J. Tuttle	0	200,000	—	0.69	9/1/2016		—	—	—	—
Debra A. Schneider	0	100,000	—	0.42	12/14/2016		—	—	—	—
Collin J. D’Silva	250,000	250,000	—	1.03	7/1/2007		—	—	—	—
Michael A. Summers	100,000	100,000	—	1.09	1/14/2015	(2)	—	—	—	—
Michael A. Summers	150,000	100,000	—	1.03	8/12/2015	(2)	—	—	—	—

(1)	These option awards are also disclosed in the Summary Compensation Table.

(2)	The terms of Mr. Summers’ options were amended so that his options would continue to be exercisable for the full ten-year period not withstanding his resignation from the Company.

Option Exercises and Stock Vested

No stock options, SARs or similar instruments were exercised by any executive officer named in the Summary Compensation Table during 2006. Furthermore, no shares of restricted stock, restricted stock units or similar instruments vested with respect to any executive officer named in the Summary Compensation Table during 2006. Accordingly, no tabular disclosure is being provided under this heading.

Pension Benefits

The Company does not provide for any defined benefit and actuarial pension plans for its executive officers. Accordingly, no tabular disclosure is being provided under this heading.

Non-Qualified Deferred Compensation

The Company does not provide for any deferred compensation arrangements for its executive officers. Accordingly, no tabular disclosure is being provided under this heading.

Equity Incentive Plan and Other Compensation Plans

2006 Equity Incentive Plan.    The Company’s 2006 Equity Incentive Plan (the “Plan”) allows the Company to make awards of various types of equity-based compensation, including stock options, dividend equivalent rights (“DERs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units, performance shares and other awards, to employees and directors of the Company. The Plan was adopted in 2006 as a modification of the Company’s 1997 Stock Option Plan (the “Prior Plan”). In addition to providing for additional types of equity-based awards, the Plan increases the total number of shares of common stock that the Company may issue from 7,000,000 under the Prior Plan to 10,000,000 shares under the Plan; provided, that no more than 5,000,000 of such shares may be used for grants of restricted stock, restricted stock units, performance units, performance shares and other awards. Outstanding options for a total of 5,667,664 shares of our common stock are outstanding at the Record Date, of which 5,127,664 may be exercised at this time. Outstanding options have exercise prices ranging from $0.42 to $13.00 per share.

The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”) which has the authority to set the number, exercise price, term and vesting provisions of the awards granted under the Plan, subject to the terms thereof. Either incentive or non-qualified stock options may be granted to employees of the Company, but only non-qualified stock options may be granted to non-employee directors and advisors. However, in either case, the Plan requires that stock options must be granted at exercise prices not less than the fair market value of the common stock on the date of the grant. Options issued under the plan vest over periods as determined by the Compensation Committee and expire ten years after the date the option was granted. The Company has elected to record expense on a straight-line basis. If the option holder ceases to be employed by the Company, the Company will have the right to terminate any outstanding but unexercised options. To date, the only awards made under the Plan (and the Prior Plan) have been non-incentive stock options.

Employee Savings Plan.    We have established an employee savings plan that is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. This plan allows for voluntary contributions up to statutory maximums by eligible employees. We match a specific proportion of these contributions, subject to limitations imposed by law. We may make additional contributions to the savings plan on behalf of our employees if our Board of Directors decides to do so. For the years ended December 31, 2006, 2005 and 2004, Company contributions to the 401(k) plan were $164,000, $172,000 and $279,000, respectively.

Employment Agreements

We have entered into employment agreements with Craig J. Tuttle, our President and Chief Executive Officer, and Debra A. Schneider, our Chief Financial Officer, Vice President, Secretary and Treasurer. Mr. Tuttle’s employment agreement has an initial term of two years ending on July 12, 2008. Ms. Schneider’s employment agreement has an initial term of one year ending on December 4, 2007. The employment agreements with our executive officers include customary confidentiality, non-competition, and non-solicitation provisions. The other material terms of the employment agreements with Mr. Tuttle and Ms. Schneider are described under the heading “Executive Compensation-Compensation Discussion and Analysis”.

The Company had entered into an employment agreement with former Chief Executive Officer, Collin J. D’Silva. The employment agreement with Mr. D’Silva had a term of 22 months that expired in December 2006. On January 12, 2007, the Company entered into a Separation Agreement with Mr. D’Silva (the “Separation Agreement”). Pursuant to the Separation Agreement, effective January 19, 2007, Mr. D’Silva resigned his position as the Company’s Secretary. Mr. D’Silva served as the Company’s Director of Mergers and Acquisitions through March 31, 2007. The Company paid Mr. D’Silva’s base salary through March 31, 2007, and shall pay the cost of Mr. D’Silva’s continued group health insurance coverage for a period of eighteen (18) months. The agreement also contains customary confidentiality, non-competition, non-solicitation, and release of claims provisions.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Jeffrey L. Sklar, M.D., Ph.D.

Gregory J. Duman

Rodney S. Markin, M.D., Ph.D.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Report of the Audit Committee

The Audit Committee is comprised of Gregory T. Sloma, Gregory J. Duman and Rodney S. Markin, M.D., Ph.D., each of which is an independent director of the Company under the rules adopted by the Securities and Exchange Commission.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP acts as the Company’s independent auditors and they are responsible for conducting an independent audit of the Company’s annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management of the Company and with representatives of Deloitte & Touche LLP. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company’s financial position, results of its operations and cash flows. Our discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees), as amended.

In addition, the Audit Committee reviewed the independence of Deloitte & Touche LLP. We received written disclosures and a letter from Deloitte & Touche LLP regarding its independence as required by Independent Standards Board Standard No. 1 and this information was discussed with Deloitte & Touche LLP.

Based on the foregoing, the Audit Committee has recommended that the audited financial statements of the Company for the year ended December 31, 2006, be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Gregory T. Sloma

Gregory J. Duman

Rodney S. Markin, M.D., Ph.D.

Accounting Fees and Services

The following fees were billed by Deloitte & Touche LLP to us for professional services provided during 2006 and 2005:

Audit Fees.    Deloitte & Touche LLP billed us a total of $344,000 and $343,000 in 2006 and 2005, respectively, for professional services rendered for the audit of our annual financial statements for those fiscal years and to review our interim financial statements included in Quarterly Reports on Form 10-Q filed by us with the SEC during those years.

Audit-Related Fees.    Deloitte & Touche LLP billed us a total of $74,000 and $7,000 in 2006 and 2005, respectively, for audit-related services. Audit-related services generally include fees for the audits of our employee benefit plans and fees incurred in connection with services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and research consultation on proposed transactions.

Tax Fees.    Deloitte & Touche LLP billed us a total of $80,000 and $34,000 in 2006 and 2005, respectively, for tax services. Tax services consisted primarily of planning, advice and compliance, or return preparation, for U.S. federal, state and local, as well as international jurisdictions.

All Other Fees.    Deloitte & Touche LLP did not render any services other than the services described under the above captions in 2006 and 2005.

The Audit Committee approved all services provided by Deloitte during fiscal year 2006 and has determined that the provision of these services did not adversely affect Deloitte’s independence. It is currently the policy of the Audit Committee to review and pre-approve all services provided by the independent auditor to the Company in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to our Bylaws, stockholder proposals submitted for presentation at the Annual Meeting, including nominations for directors, must be received by our corporate Secretary at the address of our home office no later than 35 days prior to the date of the Annual Meeting. If less than 35 days’ notice of the Annual Meeting is given, then stockholder proposals must be received by our corporate Secretary no later than 7 days after the mailing date of the notice of the Annual Meeting to stockholders. Any stockholder nomination for director must set forth the name, age, address and principal occupation of the person nominated, the number of shares of our common stock owned by the nominee and the nominating stockholder and other information required to be disclosed about the nominee under federal proxy solicitation rules.

In order to be included in our Proxy Statement relating to next year’s annual meeting, stockholder proposals must be submitted in writing by January 2, 2008 to our corporate Secretary at the address of our home office. The inclusion of any such proposal in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Management does not currently intend to bring any matter before the Annual Meeting other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting.

We will bear the cost of soliciting proxies for the Annual Meeting. To the extent necessary, proxies may be solicited by our directors, officers and employees, but these persons will not receive any additional compensation for such solicitation. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, we will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

Stockholders may communicate with any director, including the Chairman of the Board and the chairman of any committee of the Board, by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to our corporate Secretary at our home office. All communications received by the corporate Secretary will be forwarded to the appropriate directors. In addition, it is the policy of our Board of Directors that whenever possible directors attend, and be available to discuss stockholder concerns at, the Annual Meeting. Collin J. D’Silva attended last year’s Annual Meeting.

Our Form 10-K, as filed by the Company with the Securities and Exchange Commission, is included in our Annual Report that is being delivered to our stockholders together with this Proxy Statement. The Form 10-K is not, however, to be considered part of this proxy solicitation material.

None of the information set forth in this Proxy Statement under the heading “Report of the Audit Committee” is deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and this information will not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

By Order of the Board of Directors

Debra A. Schneider, Chief Financial Officer,

Vice President, Secretary and Treasurer

Omaha, Nebraska

May 2, 2007

TRANSGENOMIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 23, 2007

9:30 A.M., Central Daylight Time

Kutak Rock LLP

222 South 15th Street

14th Floor

Omaha, Nebraska

■
	TRANSGENOMIC, INC.	revocable proxy

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 23, 2007 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors and Chief Executive Officer of Transgenomic, Inc. (the “Company”), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Kutak Rock LLP, 222 South 15th Street, 14th Floor, Omaha, Nebraska on Wednesday, May 23, 2007, at 9:30 a.m., Central Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 23, 2007, and the Proxy Statement for the Annual Meeting and the Company’s 2006 Annual Report to Stockholders prior to the signing of this proxy.

(Continued and to be signed on the reverse hereof.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

ò  Please detach here  ò

1.	ELECTION OF DIRECTORS:	☐	VOTE FOR ALL	☐	WITHHOLD AUTHORITY
	NOMINEES FOR CLASS I (term to expire in 2010): 01 Craig J. Tuttle 02 Frank R. Witney		nominees listed to the left (except as marked to the contrary below)		to vote for all nominees
NOMINEE FOR CLASS III (term to expire in 2009): 03 Rodney S. Markin

Instructions: To withhold authority to vote for any individual nominee, check the “VOTE FOR ALL” box to the right, but write the number of the nominee for whom authority is being withheld in the box provided to the right.

2.

To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.

	☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	Dated: , 2007

Signature(s) in Box

Please date and sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.